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                                                                    EXHIBIT 10.4
                                                                    ------------

                              AMENDED & RESTATED
                             SHAREHOLDERS AGREEMENT
                             ----------------------

          THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of August 5, 1999, by and among ChipPAC, Inc., a California corporation (the "Company"), the Persons listed on Schedule I attached hereto (the "Hyundai Group"), the Persons listed on Schedule II attached hereto (the "Bain Group"), the SXI Group (as defined in Section 8 hereof), Intel Corporation, a Delaware corporation ("Intel"), ChipPAC Equity Investors LLC ("CSFB"), an affiliate of Credit Suisse First Boston Corporation and Sankaty High Yield Asset Partners, L.P. ("Sankaty"). The Hyundai Group, the Bain Group, the SXI Group, Intel, CSFB and Sankaty are collectively referred to herein as the "Shareholders"; each of the Hyundai Group, the Bain Group and the SXI Group is sometimes referred to as a "Group"; and each member of each such Group, Intel, CSFB and Sankaty as a "Shareholder." Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

          WHEREAS, the parties hereto desire to establish the composition of the Company's Board of Directors (the "Board"), to restrict the sale, assignment, transfer, encumbrance or other disposition of the Capital Stock and to provide for certain rights and obligations in respect thereto as hereinafter provided.

          NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

          1.   Voting Agreement.

          (a) From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, each holder of Shareholder Shares shall vote all of its Shareholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a shareholder, or through any of its representatives serving as a director, member of a board committee or officer of the Company or any of its Subsidiaries or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company and its Subsidiaries shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

          (i) the authorized number of directors on the Board shall be established and maintained at no less than eight and no more than ten directors;

          (ii)  the following individuals shall be nominated and elected to the
     Board:

               (A) one (1) representative (the "Hyundai Director") designated by the holders of a majority of the Hyundai Shares;

               (B) three (3) representatives (the "Bain Directors") designated by the holders of a majority of the Bain Shares;
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               (C) three (3) representatives (the "SXI Directors") designated by the holders of a majority of the SXI Shares;

               (D) one (1) representative (the "Management Director") of management, who shall be the Company's chief executive officer, but only so long as such person serves as the Company's chief executive officer;

               (E) in the event of and during the continuation of an Event of Default (as defined in the Articles of Incorporation) with respect to any shares of Senior Preferred Stock in accordance with the terms thereof, one (1) additional representative (the "Additional Hyundai Director") which the holders of the Senior Preferred Stock are entitled to appoint in accordance with the terms of the Articles of Incorporation;

               (F) upon the mutual agreement of the holders of a majority of the Bain Shares and the holders of a majority of the SXI Shares to fill any remaining vacancies on the Board, all remaining members of the Board shall be an equal number of representatives designated by the holders of a majority of the Bain Shares and the holders of a majority of the SXI Shares, unless an Event of Default shall have occurred and be continuing, in which case the provisions of clause (a)(ii)(E) of this Section 1 shall govern and no other directors shall be elected pursuant to this clause (F) and any directors then in office pursuant to this clause (F) shall forthwith resign or be removed until such time as there is no longer any Event of Default in existence, at which time the special right of the holders of Senior Preferred Stock to appoint the Additional Hyundai Director shall terminate subject to revesting upon the occurrence and continuation of any Event of Default;

               (ii) the size of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be no greater than that of the Board and shall have at least one (1) representative designated pursuant to Section 1(a)(ii)(A), if so desired by the holders of the Hyundai Shares, at least one Bain Director and at least one SXI Director, and if more than one Bain Director or one SXI Director, then an equal number of both;

               (iv) except with respect to the Additional Hyundai Director, who shall automatically be removed at such time as there is no longer any Event of Default in existence, at which time the special right of the holders of Senior Preferred Stock to appoint the Additional Hyundai Director shall terminate subject to revesting upon the occurrence and continuation of any Event of Default, any Bain Director, SXI Director, Hyundai Director or Additional Hyundai Director shall be removed forthwith from the Board or any Sub Board (with or without cause) prior to the expiration of such director's term at the written request of the holders of a majority of the shares of the Group which designated such director

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     pursuant to Section 1(a)(ii) (and under no other circumstances, except as provided above with respect to the Additional Hyundai Director), and no Bain Director, SXI Director, Hyundai Director or Additional Hyundai Director shall be removed from the Board or any Sub Board prior to the expiration of such director's term except at the prior written request of the holders of a majority of the shares of the Group which designated such director pursuant to Section 1(a)(ii) and except as provided above with respect to the Additional Hyundai Director; and

          (v) in the event that any director designated pursuant to Section 1(a)(ii) by the holders of a majority of the Hyundai Shares, the holders of a majority of the Bain Shares or the holders of a majority of the SXI Shares for any reason ceases to serve as a member of the Board or a Sub Board during his or her term of office, the resulting vacancy on the Board or Sub Board shall be filled by a person designated by the same Group (in the manner provided hereunder) that designated the director that will no longer serve on the Board or Sub Board.

          (vi) the Bylaws of the Company will require that the vote or action of a majority of the directors present at any meeting at which a quorum is present shall be the vote or action of the Board; provided, however, that no action shall be taken without the affirmative vote of a majority of the Bain Directors and a majority of the SXI Directors with respect to:

               (A) any merger of the Company into any other corporation or merger of any other corporation into the Company, or any consolidation of the Company with any other corporation (other than the merger of a wholly-owned Subsidiary into the Company), the liquidation or dissolution of the Company, or the sale, assignment, lease, transfer or other disposition of all or substantially all of the assets of the Company as, or substantially as, an entirety to any other corporation or other entity or person;

               (B) the amendment or repeal of any provision of, or the addition of any provision to the Articles of Incorporation of the Company or its Bylaws;

               (C) the expenditure by the Company of an amount of funds in excess of $5,000,000 for a purpose which is not within the then current strategic and operating plan referred to in clause (H) hereof;

               (D) any declaration or payment of any dividend on, or other distribution in respect of, the Company's capital stock, or any payment in cash of interest on indebtedness that by its terms may be paid in kind or accrued;

               (E) any issuance, redemption, repurchase or other transaction involving the capital stock of the Company (other than in connection with the exercise of stock options granted pursuant to any plan or arrangement approved under clause (N)


                                       3
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          hereof, or the issuance of no more than $3,000,000 in shares of Common
          Stock (determined for this purpose by the price allocated to shares of Common Stock acquired pursuant to the Recapitalization Agreement) issued to members of the Company's management within 120 days after the date hereof);

               (F) any borrowings (or guarantees thereof) in excess of $5,000,000 from any bank or other person or entity, other than drawings on borrowings or lines of credit existing as of the date hereof (or any extensions, renewals or refinancings thereof) or as previously approved as provided herein;

               (G) any loans to any persons or entities by the Company, other than advances to employees of the Company or its Subsidiaries for ordinary and necessary business expenses consistent with past practice or to purchase Common Stock described in the parenthetical in clause
          (E) above;

               (H) the annual strategic and operating plan of the Company, which shall be prepared by the officers of the Company and shall include a summary of expected capital expenditures and expenditures in respect of acquisitions, and any material departures from such plan;

               (I) any sale or encumbrance of assets in excess of $5,000,000;

               (J) any business acquisition by the Company, by purchase of assets, capital stock, merger or otherwise, for purchase consideration exceeding $5,000,000;

               (K) the selection of commercial or investment bankers for the Company;

               (L) the selection of the public accountants for the Company;

               (M) the selection of the Chief Executive Officer of the Company;

               (N) the approval of compensation payable to the corporate officers of the Company, including executive bonus and incentive plans and arrangements of such officers; or

               (O) the approval of any action by a Subsidiary of the Company in respect of any matter of the nature set forth in this Section 1(a)(vi) with respect to such Subsidiary.

          (b) The Company (and it Subsidiaries, as the case may be) shall pay or promptly reimburse the actual reasonable out-of-pocket expenses incurred by each director in connection with attending meetings of the Board, any Sub Board or any committee of the Board or any Sub Board.


                                       4
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          (c) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the consummation of a Initial Public Offering in which the net proceeds to the Company exceed $25 million (a "Qualifying IPO").

          (d) If any Group fails to designate a representative to fill a directorship pursuant to the terms of this Section 1 or any Group ceases to have such right hereunder, the election of an individual to such directorship shall be accomplished in accordance with the Articles of Incorporation and Bylaws or comparable governing documents of the Company (in the case of the Board) and the applicable Subsidiary of the Company (in the case of a Sub Board) and applicable law.

          (e) The rights of any Group under this Agreement to designate one or more directors hereunder shall terminate at such time as such Group ceases to own, either directly or indirectly through one or more Affiliates, fifty percent (50%) of the Shareholder Shares owned by such Group immediately following the Effective Time as defined in the Recapitalization Agreement; provided that the provisions of this Section 1(e) shall not apply to the Hyundai Group if any member of the Hyundai Group is required by any provision of applicable law in the Republic of Korea (as evidenced by the written opinion of a reputable Korean law firm addressed to the Company's Board) to maintain Board representation as a condition to its direct or indirect ownership of Capital Stock.

          (f) Each director shall be given advance notice of any meeting of the Board of Directors in accordance with the Bylaws (or, in the case of any Sub Board, the comparable governing document).

          2.   Restrictions on Transfer of Shareholder Shares.

          (a) Transfer of Shareholder Shares. No holder of Shareholder Shares (other than the Bain Group or the SXI Group) shall sell, transfer, assign, pledge or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Shareholder Shares (a "Transfer"), except Transfers pursuant to and in accordance with the provisions of Section 2(b), 2(c), 2(d), 2(e) or 3 of this Agreement; it being agreed and understood that nothing in this
Section 2(a) shall relieve any member of the Bain Group or the SXI Group from any of their obligations in Section 2(b) below.

          (b)  Participation Rights.

          (i) Except as otherwise specifically set forth in this Agreement, at least thirty (30) days prior to any Transfer of shares of any class of Capital Stock by any member of the Bain Group or the SXI Group (the "Transferring Shareholder") (other than a Transfer among the members of the Bain Group or their Affiliates, among the members of the SXI Group or their Affiliates or to an employee or director of the Company or its Subsidiaries), the Transferring Shareholder will deliver a written notice (the "Sale Notice") to the Company and the other Shareholders (the "Other

                                       5
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Shareholders"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. Notwithstanding the restrictions contained in this Section 2, any or all of the Other Shareholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Shareholder within ten (10) days after delivery of the Sale Notice. If any Other Shareholder has elected to participate in such Transfer (each such Other Shareholder, a "Participating Shareholder"), each of the Transferring Shareholder and the Participating Shareholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of such class of Capital Stock equal to the product of (A) the quotient determined by dividing the number of shares of such class of Capital Stock owned by such Participating Shareholder by the aggregate number of shares of such class of Capital Stock owned by the Transferring Shareholder and all Participating Shareholders and (B) the number of shares of such class of Capital Stock to be sold in the contemplated Transfer. Notwithstanding the foregoing, in the event that the Transferring Shareholder intends to Transfer shares of more than one class of Capital Stock, the Participating Shareholders shall be required to sell in the contemplated Transfer a pro rata portion of shares of all such classes of Capital Stock (to the extent the Participating Shareholders own any shares of such other classes of Capital Stock), which portion shall be determined in the manner set forth in the immediately preceding sentence.

          For example (by way of illustration only), if the Sale Notice contemplated a sale of 100 shares of Class A Common by the Transferring Shareholder, and if the Transferring Shareholder at such time owns 30% of the Class A Common and if one Participating Shareholder elects to participate and owns 20% of the Class A Common (and all other Shareholders choose not to participate), then the Transferring Shareholder would be entitled to sell 60 shares (30% / 50% x 100 shares) and the Participating Shareholder would be entitled to sell 40 shares (20% / 50% x 100 shares).

          (ii) The Transferring Shareholder will use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Shareholders in any contemplated Transfer, and the Transferring Shareholder will not effect any Transfer of any of its shares of Capital Stock to the prospective transferee(s) unless (A) simultaneously with such Transfer, the prospective transferee or transferees purchase from each Participating Shareholder the shares of Capital Stock which such Participating Shareholder is entitled to sell to such prospective transferee(s) pursuant to
Section 2(b)(i) above or (B) simultaneously with such Transfer, the Transferring Shareholder purchases (on the same terms and conditions on which such shares were sold to the transferee(s)) the number of shares of such class of Capital Stock from each Participating Shareholder which such Participating Shareholder would have been entitled to sell pursuant to Section 2(b)(i) above.

          (c)  Right of First Refusal.

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          (i)  From and after the fifth anniversary of the date of this
Agreement, in the event that the Hyundai Shares represent five percent (5%) or less of the Company's outstanding shares of Common Stock, any member of the Hyundai Group shall have the right to Transfer all or any portion of the Hyundai Shares held by any such Person to any third Person other than a Competitor (as defined below) in accordance with this Section 2(c). For purposes of this
Section 2(c), the term "Competitor" means any Person that, directly or indirectly, either for itself or for any other Person, participates in providing products or services in the semiconductor business or any other business in which the Company or any of its Subsidiaries are engaged in at the time of such proposed Transfer anywhere in the world. For purposes of this Section 2(c), the term "participates" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, owner or otherwise; provided that the passive ownership of 5% or less of the outstanding stock of any publicly traded corporation shall not constitute "participation" in any such business.

          (ii) At least fifteen (15) days prior to any Transfer of any Hyundai Shares pursuant to this Section 2(c), the member of the Hyundai Group proposing to make such Transfer (the "Transferring Hyundai Shareholder") shall deliver a written notice (the "Hyundai Sale Notice") to the Bain Group and the SXI Group (the "Recipient Shareholders") and to the Company, specifying in reasonable detail the identity of the prospective transferee(s), the number of Hyundai Shares to be transferred and the terms and conditions of the proposed Transfer. First, each Recipient Shareholder may elect to purchase all or any portion of such holder's Pro Rata Share (as defined below) of the Hyundai Shares specified in the Hyundai Sale Notice at the price and on the other terms specified therein by delivering written notice of such election to the Transferring Hyundai Shareholder and the Company within fifteen (15) days after receipt of the Hyundai Sale Notice by the Company. For purposes of Section 2(c) and 2(d), each Recipient Shareholder's "Pro Rata Share" shall be based upon such Shareholder's proportionate ownership of all Shareholder Shares owned by all Recipient Shareholders. Any Hyundai Shares not elected to be purchased by the end of such 15-day period shall be reoffered during the five-day period immediately following the expiration of the aforementioned 15-day period by the Transferring Hyundai Shareholder on a pro rata basis to the Recipient Shareholders who have elected to purchase their Pro Rata Share. If the Recipient Shareholders have not elected to purchase all of the Hyundai Shares specified in the Hyundai Sale Notice within such twenty (20) day period (i.e., the sum of the previously aforementioned fifteen and five day periods), the Company may elect to purchase all or any portion of the remaining Hyundai Shares specified in the Hyundai Sale Notice at the price and on the other terms specified therein by delivering written notice of such election to the Transferring Hyundai Shareholder within
30 days after receipt of the Hyundai Sale Notice by the Company.   If the
Company or any Recipient Shareholders have elected to purchase Hyundai Shares from the Transferring Hyundai Shareholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Hyundai Shareholder, but in any event within 30 days after receipt of the Hyundai Sale Notice by the Company. If prior to the expiration of such 30 day period the Company and the Recipient Shareholders have not elected to purchase all of the Hyundai Shares being offered, the Transferring Hyundai Shareholder may, within 90 days after the Company's

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receipt of the Hyundai Sale Notice, transfer such remaining Hyundai Shares to one or more third Persons (other than a Competitor) at a price no less than the price per share specified in the Hyundai Sale Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Recipient Shareholders in the Hyundai Sale Notice. Any Hyundai Shares not transferred within such 90-day period shall be reoffered to the Recipient Shareholders and the Company in accordance with this Section 2(c) prior to any subsequent Transfer.

          (d)  Regulatory First Offer Right.

          (i) In the event that it becomes necessary or desirable for Intel to make a Transfer of Intel Shares in order to comply with any applicable law or any rule or regulation of any governmental or regulatory authority or in the event the Company fails to make any redemption of any Class A Preferred Stock, par value $.01 per share, held by Intel required pursuant to Section 4 of Attachment I to the Company's Articles of Incorporation (irrespective of any legal or contractual restrictions prohibiting any such redemption), Intel shall have the right to Transfer all or any portion of the Intel Shares to any third Person other than a Packaging Competitor (as defined below) in accordance with this Section 2(d). For purposes of this Section 2(d), the term "Packaging Competitor" means any Person that, directly or indirectly, either for itself or for any other Person, participates to a significant extent in the semiconductor merchant assembly or test business anywhere in the world (i.e., 40% or more of its annual revenues are derived from such business). For purposes of this
Section 2(d), the term "participates" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, owner or otherwise; provided that neither (i) the passive ownership of 10% or less of the outstanding stock of any publicly traded corporation nor (ii) being a customer or supplier of any person or entity shall constitute "participation" in any such business.

          (ii) At least 20 business days prior to making any such Transfer of Intel Shares pursuant to this Section 2(d), Intel shall deliver a written notice (the "Intel Offer Notice") to the Recipient Shareholders (as defined in Section 2(c) above) and the Company. The Intel Offer Notice shall disclose in reasonable detail the proposed number of Intel Shares to be transferred and the proposed sale price, terms and conditions of the Transfer. First, each Recipient Shareholder may elect to purchase all or any portion of such holder's Pro Rata Share of the Intel Shares specified in the Intel Offer Notice at the price and on the other terms specified therein by delivering written notice of such election to Intel and the Company within ten (10) business days after receipt of the Intel Offer Notice by the Company. Any Intel Shares not elected to be purchased by the end of such ten (10) business day period shall be reoffered during the five business day period immediately following the expiration of the aforementioned ten (10) business day period by Intel on a pro rata basis to the Recipient Shareholders who have elected to purchase their Pro Rata Share. If the Recipient Shareholders have not elected to purchase all of the Intel Shares specified in the Intel Offer Notice within such fifteen (15) business day period (i.e., the sum of the previously aforementioned ten (10) and five (5) business day periods), the Company may elect to purchase all or any portion of the remaining Intel Shares specified in the Intel Offer Notice at the price and on the other terms

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specified therein by delivering written notice of such election to Intel within
20 business days after receipt of the Intel Offer Notice by the Company, it being understood that Intel shall not be obligated to sell such Intel Shares to the Company and the Recipient Shareholders unless the Company and the Recipient Shareholders, in the aggregate, have elected to purchase all of the Intel Shares specified in such Intel Offer Notice. If the Company or any Recipient Shareholders have elected to purchase Intel Shares from Intel, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to Intel, but in any event within 30 business days after receipt of the Intel Offer Notice by the Company (or such longer period of time as may be required pursuant to applicable law). If the Company and the Recipient Shareholders do not elect within the aforementioned 20 business day period to purchase all of the Intel Shares being offered, Intel may, within 60 days after the Company's receipt of the Intel Offer Notice, transfer such Intel Shares to one or more third Persons (other than a Packaging Competitor) at a price no less than 95% of the price per share specified in the Intel Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Recipient Shareholders in the Intel Offer Notice. Any Intel Shares not transferred within such 60-day period shall be reoffered to the Recipient Shareholders and the Company in accordance with this Section 2(d) prior to any subsequent Transfer.

          (e) Certain Permitted Transfers.  The restrictions contained in
Section 2(a) will not apply to any Transfer of Shareholder Shares by any Shareholder (i) among its Affiliates, (ii) pursuant to an Approved Sale, (iii) pursuant to the applicable laws of descent and distribution or among such Shareholder's Family Group or (iv) pursuant to Section 2(b), 2(c) or 2(d) hereof; provided that the restrictions contained in this Agreement will continue to apply to the Shareholder Shares after any Transfer pursuant to clause (i),
(iii) or (iv) above and each transferee of such Shareholder Shares shall agree in writing, prior to and as a condition to the effectiveness of such Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of the Transfer. Upon the Transfer of Shareholder Shares pursuant to this Section 2(e), the transferor will deliver a written notice to the Company and the other parties to this Agreement, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include an original counterpart of the agreement of such transferee(s) to be bound by this Agreement.

          (f) Termination of Restrictions.  The restrictions set forth in this
Section 2 shall continue with respect to each Shareholder Share until the earlier of (i) the consummation of an Approved Sale and (ii) the consummation of a Qualifying IPO.

          3.   Sale of the Company.

          (a) If the holders of at least a majority of the Bain Shares and the holders of at least a majority of the SXI Shares (the "Requisite Holders") approve (and, in the case of any sale or other fundamental change or extraordinary transaction which requires the approval of the board of directors of a California corporation pursuant to the California Corporations Code, the Board shall

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have approved such sale) a sale of all or substantially all (as defined in the
Revised Model Business Corporation Act) of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties, and the Board shall have received a written opinion of an internationally recognized investment banking firm (which firm shall have been selected by the Board), acting as an independent financial advisor to the Board, to the effect that the consideration to be received by the Company or its shareholders (as the case may be) in such transaction is fair to the Company or its shareholders (as the case may be), from a financial point of view (collectively an "Approved Sale"), each holder of Shareholder Shares will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Shareholder Shares will waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Shareholder Shares will agree to sell all of its Shareholder Shares and rights to acquire Shareholder Shares on the terms and conditions approved by the Board and the Requisite Holders; it being understood and agreed that in the event one of the terms of such sale provides for joint and several liability for post-closing indemnification obligations, the Bain Group and the SXI Group shall enter into a contribution agreement with Intel and the members of the Hyundai Group which provides that each party to such contribution agreement shall bear any such indemnification obligations pro rata according to each such party's percentage interest in the proceeds of such Approved Sale. Each holder of Shareholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Requisite Holders and the Company.

          (b) The obligations of the holders of Capital Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Capital Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Capital Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Articles of Incorporation as in effect immediately prior to such Approved Sale,
(ii) if any holder of a class of Capital Stock is given an option as to the form and amount of consideration to be received, each holder of such class of Capital Stock will be given the same option; (iii) each holder of then currently exercisable rights to acquire shares of a class of Capital Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Capital Stock;
(iv) neither Intel nor (except to the knowledge of the Hyundai Director or the Additional Hyundai Director, if any) any member of the Hyundai Group shall be obligated to make any general representations and warranties concerning the business and affairs of the Company (but each shall bear a portion of the indemnification obligations with respect thereto, subject to the other terms and conditions of this Section 3), it being understood that Intel and the Hyundai Group would be expected to make customary representations and warranties with respect to its ownership of their respective Shareholder Shares (e.g., title to stock, authorization, etc.); (v) Intel's and the Hyundai Group's indemnification obligations in connection with an Approved Sale shall not exceed their respective distributable proceeds in connection with such transaction; and (vi) neither Intel nor any member of the Hyundai Group shall be obligated to amend or take any other actions with respect to its then existing contractual relationships with the Company or the purchaser of the Company.

          (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Shareholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Company. If any holder of Shareholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Shareholder Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

          (d) Each holder of Shareholder Shares will bear a pro-rata share (based upon the number of shares of Common Stock sold by such holder in relation to the number of shares of Common Stock sold by all holders in such Approved
Sale) of the costs paid to any third party in connection with any sale of Shareholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Capital Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Shareholder Shares on their own behalf will not be considered costs of the transaction hereunder.

          (e) The provisions of this Section 3 shall terminate upon the consummation of a Qualifying IPO.

          4.   Preemptive Rights.

          (a) If the Company proposes to issue and sell any of its shares of Capital Stock or any securities containing options or rights to acquire any shares of Capital Stock or any securities convertible into shares of Capital Stock to any member of the Bain Group or the SXI Group or their respective Affiliates, the Company will first offer to each of the other Shareholders a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of the percentage each such other Shareholder holds of all shares of Common Stock (including for purposes hereof, any shares of Common Stock then issuable with respect to the Company's Class A Preferred Stock, par value $.01 per share) then held by all of the Company's Shareholders by the number of shares proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same terms and conditions as the securities that are being offered to any member of the Bain Group or the SXI Group and their respective Affiliates in such transaction or series of transactions; provided that if all Shareholders entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the Shareholders exercising their rights pursuant to this Section 4 shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Shareholders are required to purchase. For purposes of this Section 4 only, the term Capital Stock shall include any capital stock of any Subsidiary of the Company and any other securities convertible into or exercisable for shares of the Company's or its Subsidiaries' capital stock.

          (b) Notwithstanding the foregoing, the provisions of this Section 4 shall not be applicable to the issuance of shares of Capital Stock (i) upon the conversion of shares of one class of Capital Stock into shares of another class,
(ii) as a dividend on the outstanding shares of Capital Stock, (iii) in any transaction in respect of a security that is available to all holders of such security on a pro rata basis, (iv) in connection with the grant or exercise of stock or options to employees or directors of the Company or (v) in a public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act; and further, the provisions of this Section 4 shall terminate upon the occurrence of a Qualifying IPO.

          (c) The Company will cause to be given to the Shareholders a written notice setting forth the terms and conditions upon which the Shareholders may purchase such shares or other securities (the "Preemptive Notice"). After receiving a Preemptive Notice, a Shareholder wishing to exercise the preemptive rights granted by this Section 4 must give notice to the Company in writing, within fifteen (15) days after the date that such Preemptive Notice is deemed given pursuant to Section 19, that such Shareholder irrevocably agrees to purchase the shares or other securities offered pursuant to this Section 4 on the date of sale to any member of the Bain Group or the SXI Group or any of such member's respective Affiliates (the "Preemptive Reply"). If any Shareholder fails to make a Preemptive Reply in accordance with this Section 4, shares or other securities offered to such Shareholder in accordance with this Section 4 may thereafter, for a period not exceeding six months following the expiration of such 15-day period, be issued, sold or subjected to rights or options to any member of the Bain Group or the SXI Group or any of such member's respective Affiliates at a price not less than ninety percent (90%) of the price at which they were offered to the Shareholders. Any such shares or other securities not so issued, sold or subjected to rights or options to any member of the Bain Group or the SXI Group or any of such member's respective Affiliates during such six-month period will thereafter again be subject to the preemptive rights provided for in this Section 4.

          5. Affiliate Transactions. Until the earlier of (i) the consummation of a Qualifying IPO and (ii) the first date on which neither the Bain Group nor the SXI Group holds twenty-five percent (25%) or more of the Company's outstanding common stock and no member of the Bain Group or the SXI Group has the right to designate directors pursuant to Section 1(a)(ii), the Company shall not, and shall cause its Subsidiaries not to, enter into any transaction with any member of the Bain Group or the SXI Group or any of their respective Affiliates, except for any transaction with any such Person which is not substantially less favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's-length transaction with an unaffiliated Person; provided that any transaction contemplated by (i) those certain advisory agreements dated the date hereof between the Company and/or its Subsidiaries and each of Bain Capital, Inc. and SXI Group LLC or their respective designees (it being agreed and understood that the advisory fees paid or payable pursuant to paragraph 3 thereof which are not subject to the other terms and conditions of this Section 5 shall be capped in an amount equal to those described in the proviso to the first sentence of paragraph 3 of each such advisory agreement) and (ii) that certain Registration Agreement dated the date hereof between the Company and certain of its stockholders, in any such case, shall not be subject to this
Section 5.

          6.   Legend; Securities Law Matters.

          (a) Each certificate evidencing Shareholder Shares and each certificate issued in exchange for or upon the Transfer of any Shareholder Shares (if such shares remain Shareholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form (which legend shall be removed and new unlegended certificates issued in the event that the shares represented thereby have been registered pursuant to an effective registration statement filed under the Securities Act):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON AUGUST __, 1999 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS PURSUANT TO A SHAREHOLDERS AGREEMENT, DATED AS OF AUGUST __, 1999, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SHAREHOLDERS. A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Shareholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shareholder Shares in accordance with Section 8 hereof.

          (b) In connection with the Transfer of any Shareholder Shares, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with, if so requested by the Company, an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Shareholder Shares may be effected without registration of such Shareholder Shares under the Securities Act. In addition, if the holder of the Shareholder Shares delivers to the

Company an opinion of such counsel that no subsequent Transfer of such Shareholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in subparagraph (a). If the Company is not required to deliver new certificates for such Shareholder Shares not bearing such legend, the holder thereof shall not effect any Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this subparagraph and subparagraph (a).

          (c) Upon the request of any Shareholder, the Company shall promptly supply to such Shareholder or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          (d) If any Shareholder Shares become eligible for sale pursuant to Rule 144(k) of the Securities and Exchange Commission or no longer constitute "restricted securities" (as defined under Rule 144(a) of the Securities and Exchange Commission), the Company shall, upon the request of the holder of such Shareholder Shares, remove the legend set forth in subparagraph (a) from the certificates for such securities.

          7. Transfer. Prior to Transferring any Shareholder Shares (other than in a Public Sale permitted pursuant to the terms and conditions of this Agreement or in an Approved Sale) to any Person, the transferring Shareholder shall cause the prospective transferee to execute and deliver to the Company and the other Shareholders a counterpart of this Agreement and thereafter all references to the transferring Shareholder shall be deemed to refer to the transferee and all references to the transferring Shareholder's Group shall be deemed to include the transferee, except that (i) the rights of the Hyundai Group set forth in Section 1 and Section 2(c) shall only inure to the benefit of Hyundai Electronics America and its Affiliates and shall not be transferable or otherwise assignable and (ii) the rights of Intel set forth in Section 2(d) shall only inure to the benefit of Intel and its Affiliates and shall not be transferable or otherwise assignable.

          8.   Definitions.

          "Affiliate" of a Shareholder means any other Person, entity or investment fund controlling, controlled by or under common control with the Shareholder and, in the case of a Shareholder which is a partnership or a limited liability company, any partner or member, respectively, of the Shareholder.

          "Articles of Incorporation" means the Company's Articles of Incorporation in effect at the time as of which any determination is being made.

          "Bain Shares" means (i) any Capital Stock issued to the Bain Group pursuant to the Recapitalization Agreement (whether directly or indirectly through Merger Corp. or otherwise), (ii) any shares of Capital Stock otherwise acquired by the Bain Group and (iii) any equity securities issued or issuable directly or indirectly with respect to the Capital Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction.

          "Capital Stock" means each class of the Company's capital stock.

          "Common Stock" means the Company's Class L Common Stock, par value $.01 per share, Class A Common Stock, par value $.01 per share, Class B Common Stock, par value $.01 per share and/or any other class or series of common stock hereafter created by the Company, as the context may require.

          "Family Group" means a Shareholder's spouse and descendants (whether or not adopted) and any trust solely for the benefit of the Shareholder and/or the Shareholder's spouse and/or the Shareholder's descendants (by birth or adoption), parents or dependents, any charitable trust the grantor of which is a Shareholder and/or member of a Shareholder's Family Group, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Shareholder and/or a member of such Shareholder's Family Group.

          "Financing Shares" means (i) any Capital Stock issued to CSFB or Sankaty pursuant to that certain Stock Purchase Agreement, dated as of August 5, 1999, by and among the Company, CSFB and Sankaty, (ii) any shares of Capital Stock otherwise acquired by CSFB or Sankaty and (iii) any equity securities issued or issuable directly or indirectly with respect to the Capital Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction.

          "GAAP" means U.S. generally accepted accounting principles, consistently applied.

          "Hyundai Shares" means (i) any Capital Stock issued to the Hyundai Group pursuant to the Recapitalization Agreement, (ii) any shares of Capital Stock otherwise acquired by the Hyundai Group and (iii) any equity securities issued or issuable directly or indirectly with respect to the Capital Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction.

          "Independent Third Party" means any Person who (together with its Affiliates), immediately prior to the contemplated transaction, does not own in excess of ten percent (10%) of the Common Stock on a fully-diluted basis (a "10% Owner"), who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse, descendant (by birth or adoption), parent or dependent of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.

          "Initial Public Offering" means a public offering and sale of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, if immediately thereafter the Company has publicly held Common Stock listed on a national securities exchange or the NASD automated quotation system.

          "Intel Shares" means (i) any Capital Stock issued to Intel pursuant to that certain Stock Purchase Agreement, dated as of August 5, 1999, by and among the Company and Intel (the "Purchase Agreement"), (ii) any shares of Capital Stock otherwise acquired by Intel and (iii) any equity securities issued or issuable directly or indirectly with respect to the Capital Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction.

          "Merger Corp." means ChipPAC Merger Corp., a Delaware corporation.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a government or any branch, department, agency, political subdivision or official thereof.

          "Public Sale" means any sale of Shareholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k)), adopted under the Securities Act.

          "Qualifying IPO" has the meaning assigned in Section 1(c).

          "Recapitalization Agreement" means that certain Agreement and Plan of Recapitalization and Merger, dated as of March 13, 1999, as amended, by and among the Company, Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America and Merger Corp.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Senior Preferred Stock" means the Company's Series B Preferred Stock, par value $.01 per share.

          "Shareholder Shares" means the Bain Shares, the SXI Shares, the Intel Shares, the Hyundai Shares and the Financing Shares. For purposes of this Agreement, each Shareholder who holds options or warrants to acquire shares of Capital Stock shall be deemed to be the holder of all Shareholder Shares issuable (at the time of such determination) upon the exercise of such options or warrants. As to any particular shares constituting Shareholder Shares, such shares will cease to be Shareholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by any similar provision then in force) under the Securities Act, in each case in conformity with the terms and conditions of this Agreement.

          "Subsidiary" means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association, limited liability company or other business entity, a majority of the partnership, membership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or business entity.

          "Sub Board" has the meaning assigned in Section 1(a)(iii).

          "SXI" means SXI Group LLC, a Delaware limited liability company.

          "SXI Group" means SXI; Billig Family Limited Partnership; Frederick K. Minturn; Citicorp Venture Capital, Ltd.; their respective Affiliates; their co-investment partnerships; in connection with a co-investment, their respective employees, directors, and internal, full-time consultants, any member of any of their respective Family Groups, and any trust or partnership of which their respective employees, directors, and internal, full-time consultants are the sole beneficiaries in connection with a co-investment (any such trust or partnership, a "Co-Investment Vehicle"), and the partners and beneficiaries of such Co-Investment Vehicle as a distribution in-kind; any transferee of any of the foregoing in order to resolve a Regulatory Problem if, (x) after taking commercially reasonable actions with the cooperation of the Company, such person is unable to restructure its ownership of Shareholder Shares in a manner that avoids a Regulatory Problem and in a manner which is not adverse to such person, and (y) giving notice to the Company, such person has determined that such Regulatory Problem may not be avoided; and any other transferee of any of the foregoing so long as the aggregate SXI Shares held by all such transferees pursuant to this clause do not exceed 10% of the SXI Shares. "Regulatory Problem" means, with respect to any person, any set of facts or circumstances wherein it has been asserted by any governmental authority (or such person or any of its Affiliates believes in good faith that there is a substantial risk of such assertion) that such person is not entitled to hold, or exercise any significant right, with respect to, the Shareholder Shares held by such person because of such person's regulatory status.

          "SXI Shares" means (i) any Capital Stock issued to the SXI Group pursuant to the Recapitalization Agreement (whether directly or indirectly through Merger Corp. or otherwise), (ii) any shares of Capital Stock otherwise acquired by the SXI Group and (iii) any equity securities issued or issuable directly or indirectly with respect to the Capital Stock referred to in clauses
(i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction.


          9.   Financial Statements and Other Information.

          (a) The Company will deliver to each holder of Shareholder Shares (provided that for purposes of this Section 9, delivery to Hyundai Electronics America (in the case of the Hyundai Group), Bain Capital, Inc. (in the case of the Bain Group), Citicorp Venture Capital, Ltd. (in the case of the SXI Group), Credit Suisse First Boston Corporation (in the case of CSFB) and Sankaty High Yield Asset Partners, L.P. (in the case of Sankaty) shall be deemed effective delivery to each member of such Group):

               (i) no later than forty-five (45) days after the end of each quarterly accounting period of the Company in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company's annual budget, and to the corresponding period in the preceding fiscal year (all of which statements shall be prepared in accordance with GAAP); and

               (ii) no later than one hundred twenty (120) days after the end of each fiscal year of the Company, consolidated statements of income and cash flows of the Company for such fiscal year, and consolidated balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget, and to the preceding fiscal year, all prepared in accordance with GAAP, and accompanied by an unqualified opinion of PriceWaterhouseCoopers or such other independent accounting firm of recognized national standing approved by the Board.

          (b) As long as any member of the SXI Group owns any Capital Stock, the Company shall notify the SXI Group (i) at least fifteen (15) days prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than fifty (50) to fifty (50) or more, and (ii) of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than fifty (50) to fifty (50) or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

          (c) Promptly after the end of each fiscal year (but in any event prior to August 31 of each year) the Company shall deliver to the SXI Group a written assessment of the economic impact of the SXI Group's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion or exports.

          (d) Prior to or after the Closing, the Company shall, if requested by the SXI Group, execute Forms 480 ("Size Status Declaration") and 652-D ("Assurance of Compliance") of the Small Business Administration and any other documents that may be required by the Small Business Administration or any other governmental agency having jurisdiction over the activities of a member of the SXI Group, or which a member of the SXI Group may reasonably require in connection therewith.

          10. Inspection Rights. The Company shall permit any representatives designated by any holder of Shareholder Shares, upon reasonable notice and during normal business hours, to examine all Board minutes of the Company and its Subsidiaries (including all minutes of all Board committees of the Board of Directors of the Company and its Subsidiaries), shareholder meeting minutes and stock ledgers of the Company and its Subsidiaries.

          11. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shareholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.

          12. Funding Obligations. No provision of this Agreement shall require any Shareholder or Group or any of their respective Affiliates to provide any future funding or any other financial support to the Company or any of its Subsidiaries.

          13. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and (i) the holders of a majority of the Bain Shares, (ii) the holders of a majority of the SXI Shares, (iii) the holders of a majority of the Hyundai Shares and (iv) the holders of a majority of Intel Shares; provided that in the event that such amendment or waiver would adversely treat a Shareholder or Group in a manner different from any other holders of Shareholder Shares, then such amendment or waiver will require the consent of such adversely treated holder or the holders of a majority of the Shareholders Shares of such adversely treated Group. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          16. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares. If a party hereto ceases to own any Shareholder Shares, such party will no longer be deemed to be a Shareholder for purposes of this Agreement.

          17. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          18. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto or any successor or assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

          19. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day) or three business days after sent by reputable overnight express courier (charges prepaid), at the address listed below or at any address listed in the Company's records in case of any Shareholder not so listed herein.

          If to the Company:

               ChipPAC, Inc.
               3151 Coronado Drive
               Santa Clara, California  95054
               U.S.A.
               Attention:  CEO
               Facsimile:  (408) 486-5914


          If to HEA:

               c/o Hyundai Electronics America
               3101 North First Street
               San Jose, California 95134
               U.S.A.
               Attention:  Dr. C.S. Park
               Facsimile:  (408) 232-8101

          With a copy to:

               Brobeck Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, California 94303
               U.S.A.
               Attention:  Rod J. Howard
               Facsimile:  (650) 496-2777

          If to Intel:
          -----------

          c/o Intel Corporation
          2200 Mission College Boulevard
          RN6-46
          Santa Clara, California  95052
          U.S.A.
          Attention:  M&A Portfolio Manager
          Facsimile:  (408) 765-0569

               With a copy to:
               --------------

               Gibson, Dunn & Crutcher LLP
               1530 Page Mill Road
               Palo Alto, California 94304-1125
               Attention: Lawrence Calof
               Facsimile: (650) 849-5333

          If to any member of the Bain Group:

               c/o Bain Capital, Inc.
               Two Copley Place
               Boston, Massachusetts  02116
               U.S.A.
               Attention: David Dominik
                          Edward Conard
                          Prescott Ashe
               Facsimile: (617) 572-3274

          With a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               U.S.A.
               Attention: Jeffrey C. Hammes, P.C.
                          Gary M. Holihan
               Facsimile: (312) 861-2200

          If to any member of the SXI Group:

               c/o Citicorp Venture Capital, Ltd.
               399 Park Avenue
               New York, New York 10043
               U.S.A.
               Attention: Michael A. Delaney
                          Paul C. Schorr
               Facsimile: (212) 888-2940

          With a copy to:

               Dechert Price & Rhoads
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, Pennsylvania 19103
               U.S.A.
               Attention: G. Daniel O'Donnell
                          Geraldine A. Sinatra
               Facsimile: (215) 994-2222

          20. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. THE CORPORATE LAW OF THE STATE OF CALIFORNIA WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SHAREHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. EACH PARTY HERETO HEREBY SUBMITS TO THE CO-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND OF ANY CALIFORNIA STATE COURT SITTING IN SAN FRANCISCO, CALIFORNIA OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH PARTY HERETO HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, SECTION 19 ABOVE, AND SERVICE SO

MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS
SECTION 20 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

          21. Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

          22.  Arbitration Procedure.

          (a) The parties agree that they will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between senior business executives with authority to resolve the controversy.

          (b) Any dispute that cannot be resolved by the parties through good faith negotiations within 30 days of the commencement of the controversy will then, upon the written request of any party, be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator who is a retired federal judge resident in the State of California. To the extent not governed by such rules, such arbitrator shall be directed by the parties to set a schedule for determination of such dispute that is reasonable under the circumstances. Such arbitrator shall be directed by the parties to determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure or evidence) that would be applied by a federal court. The arbitration will be conducted in the English language in San Francisco, California. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

          (c) Nothing contained in this Section 22 shall prevent any party from resorting to judicial process if injunctive or other equitable relief from a court is available to prevent irreparable injury to one party or to others or to the extent no adequate remedy is available at law. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely any party's right to assert any claim or defense.

          23. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          24. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          25. Additional Hyundai Information and Inspection Rights. In addition to any other rights set forth in this Agreement, during the Earn-Out Period (as defined in Section 2.5 of the Recapitalization Agreement) (subject to early termination of the rights set forth in this Section 25 upon payment of the Earn-Out Maximum (as defined in the Recapitalization Agreement)):

          (i) the Company will deliver to Hyundai Electronics America, copies of the Company's annual operating and annual capital budgets and all material modifications thereto, after review and approval of such budgets by the Board; and

          (ii) the Company shall permit representatives designated by Hyundai Electronics America, upon reasonable notice and during normal business hours, and in a manner which will not materially disrupt the conduct of the Company's business, to examine the Company's books of account and records, to discuss the affairs, finances and accounts of the Company with its officers, and to inspect and receive such other information as Hyundai Electronics America may reasonably request.

          All documents and information furnished by or on behalf of the Company to Hyundai Electronics America shall be subject to the terms of the confidentiality agreement set forth in Section 12.5 of the Recapitalization Agreement as if fully set forth in this Agreement.

              [the rest of this page is intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the day and year first above written.

                                       CHIPPAC, INC.


                                       By:   /s/ Gary Breton
                                            _______________________________

                                       Its: _______________________________



                                       THE HYUNDAI GROUP:

                                       HYUNDAI ELECTRONICS AMERICA


                                       By:   /s/ Baxon S. Kim
                                            _______________________________

                                       Its: _______________________________



                                       INTEL:

                                       INTEL CORPORATION

                                       By:   /s/ Arvind Sodhani
                                            _______________________________

                                       Its:  Vice President and Treasurer
                                            _______________________________

                                       FINANCING SOURCES:

                                       CSFB:

                                       CHIPPAC EQUITY INVESTORS LLC

                                       By: Merchant Capital, Inc.

                                       Its: Managing Member

                                       By:
                                            _______________________________

                                       Its:  Vice President
                                            _______________________________


                                       SANKATY:

                                       SANKATY HIGH YIELD ASSET PARTNERS, L.P.

                                       By:
                                            _______________________________

                                       Its:  Managing Director
                                            _______________________________

                                       THE BAIN GROUP:

                                       BAIN CAPITAL FUND VI, L.P.

                                       By:  Bain Capital Partners VI, L.P.
                                       Its: General Partner

                                       By:  Bain Capital Investors, Inc.
                                       Its: General Partner

                                       By:   /s/ David Dominik
                                            _______________________________
                                             A Managing Director

                                       BCIP ASSOCIATES II


                                       By:   /s/ David Dominik
                                            _______________________________
                                             A General Partner

                                       BCIP ASSOCIATES II-B


                                       By:  /s/ David Dominik
                                           ________________________________
                                            A General Partner


                                       BCIP ASSOCIATES II-C


                                       By:  /s/ David Dominik
                                           ________________________________
                                           A General Partner

                                       BCIP TRUST ASSOCIATES II

                                       By:  Bain Capital, Inc.
                                       Its: General Partner


                                       By:  /s/ David Dominik
                                           ________________________________
                                            A Managing Director


                                       BCIP TRUST ASSOCIATES II-B

                                       By:  Bain Capital, Inc.
                                       Its: General Partner


                                       By:  /s/ David Dominik
                                           ________________________________
                                            A Managing Director

                                       PEP INVESTMENTS PTY. LTD

                                       By:  /s/ David Dominik
                                           _______________________________

                                       Its: _______________________________

                                   RANDOLPH STREET PARTNERS II


                                   By:   /s/ Jeffrey Hammes
                                        ____________________________________
                                         A General Partner



                                   RANDOLPH STREET PARTNERS 1998 DIF, LLC

                                   By:   /s/ Jeffrey Hammes
                                        _______________________________________

                                   Its: _______________________________________

                                   THE SXI GROUP:

                                   SXI GROUP LLC

                                   By:   /s/ Paul C. Schorr IV
                                        _______________________________________

                                   Its:  Vice President and Assistant Secretary
                                        _______________________________________

                                   BILLIG FAMILY LIMITED PARTNERSHIP

                                   By:   /s/ William Billig
                                        _______________________________________

                                   Its: _______________________________________

                                         /s/ Frederick K. Minturn
                                        _______________________________________
                                         Frederick K. Minturn

                                  SCHEDULE I

                               The Hyundai Group
                               -----------------

                         Hyundai Electronics America;

     Hyundai Electronics Industries Co., Ltd. (to the extent that it becomes the holder of any shares of Capital Stock pursuant to Section 2.3 or 2.5 of the Recapitalization Agreement); and their respective permitted transferees pursuant to Section 2(e)(i) of this Agreement.

                                  SCHEDULE II

                                The Bain Group
                                --------------

                          Bain Capital Fund VI, L.P.
                              BCIP Associates II
                             BCIP Associates II-B
                          BCIP Trust Associates II-C
                           BCIP Trust Associates II
                          BCIP Trust Associates II-B
                          PEP Investments Pty., Ltd.
                          Randolph Street Partners II
                    Randolph Street Partners 1999 DIF, LLC